Exhibit 99.1

InnerWorkings Announces Second Quarter 2014 Results

Achieves highest revenue in Company’s history driven by 23% revenue growth; 62% Adjusted EBITDA growth

CHICAGO, IL — August 6, 2014 — InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today reported results for the three months ended June 30, 2014.

Highlights

•	Record revenue of $260.3 million, an increase of 23% compared to $210.9 million in the second quarter of 2013.
•	Non-GAAP Adjusted EBITDA of $9.5 million, an increase of 62% compared to Non-GAAP Adjusted EBITDA of $5.9 million in the second quarter of 2013. Please refer to the non-GAAP reconciliation table below for more information.

•	Non-GAAP diluted earnings per share of $0.04, compared to Non-GAAP diluted earnings per share of $0.02 in the second quarter of 2013. Please refer to the non-GAAP reconciliation table below for more information.

•	Non-GAAP Adjusted Operating Cash Flow of $6.4 million, an increase of 66% compared to Non-GAAP Adjusted Operating Cash Flow of $3.9 million in the second quarter of 2013. Please refer to the non-GAAP reconciliation table below for more information.

"Our core enterprise business fueled record revenue for us in the second quarter. A large portion of this growth came from expanding our relationships with several of our long-standing Fortune 500 customers,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings.

Additional financial and operational highlights include the following:

•	Organic enterprise account growth was $27 million in the second quarter, a 13% increase over the prior-year period.

•	The Company recently signed new enterprise agreements with Sanofi, a global pharmaceutical firm; Newsday, one of the largest newspaper publishers in the U.S.; and Edrington, the owner of leading spirits brands around the world.

•	The North America segment accounted for 70% of revenue and international segments accounted for 30%, compared to a 77% / 23% mix in the second quarter of 2013.

“Our international regions continue to generate strong organic growth, which positions us well for improved EBITDA margin in the second half of the year,” said Joseph M. Busky, Chief Financial Officer of InnerWorkings.

Revenue Growth - Comparing 2014 to 2013

	Q2 $(MM)	Q2%	YTD $(MM)	YTD%
	Change	Change	Change	Change
Organic Enterprise Account Growth	$27	13%	$51	12%
Loss of Spend from Large Customer [1]	$0	0%	$(9)	(2)%
Acquisitive Growth	$22	10%	$44	11%
Total Revenue Growth	$49	23%	$86	21%

1 Includes loss of spending from large retail customer announced in April 2013.

Outlook

The Company reaffirms its 2014 revenue guidance of $965 million to $1 billion, which reflects 8 to 12 percent growth over 2013. The Company also reaffirms its 2014 Non-GAAP diluted earnings per share guidance of $0.23 to $0.27, compared to $0.09 in 2013.

Conference Call

The management team will host a conference call to discuss the Company’s second quarter 2014 results, which will be broadcast live on Wednesday, August 6, 2014, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission: Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share. We believe that Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward- looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 500 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is based in Chicago, IL, employs approximately 1,500 individuals, and maintains 67 global offices in 30 countries. Among the many industries InnerWorkings serves are: retail, financial services, hospitality, consumer packaged goods, not-for-profits, healthcare, food & beverage, broadcasting & cable, and transportation. For more information visit: www.inwk.com.

CONTACT:

Brad Moore

InnerWorkings, Inc.

(312) 277-1510

bmoore@inwk.com

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Revenue	$210,875,626	$260,349,591	$415,453,042	$501,839,255
Cost of goods sold	162,699,024	201,422,560	320,926,639	388,327,830
Gross profit	48,176,602	58,927,031	94,526,403	113,511,425
Operating expenses:
Selling, general and administrative expenses	41,347,183	50,634,671	88,458,800	100,206,152
Depreciation and amortization	2,648,396	4,373,798	5,114,063	8,544,514
Change in fair value of contingent consideration	(1,649,389)	521,669	(1,040,557)	(173,508)
Income from operations	5,830,412	3,396,893	1,994,097	4,934,267
Total other expense	(488,760)	(1,058,167)	(1,412,696)	(2,173,840)
Income before income taxes	5,341,652	2,338,726	581,401	2,760,427
Income tax expense (benefit)	1,666,131	733,354	(292,846)	865,648
Net income	$3,675,521	$1,605,372	$874,247	$1,894,779

Basic earnings per share	$0.07	$0.03	$0.02	$0.04
Diluted earnings per share	$0.07	$0.03	$0.02	$0.04

Weighted average shares outstanding, basic	50,728,372	51,543,799	50,554,642	51,444,535
Weighted average shares outstanding, diluted	51,965,539	53,199,279	52,046,000	52,766,406

Condensed Consolidated Balance Sheets

	December 31,	June 30,
	2013	2014
		(unaudited)
Cash and cash equivalents	$18,606,030	$23,364,199
Accounts receivable, net of allowance for doubtful accounts	171,832,907	186,722,463
Unbilled revenue	27,483,544	31,457,926
Inventories	26,473,732	26,762,086
Prepaid expenses	11,746,965	11,532,751
Other current assets	23,528,025	31,604,673
Total long-term assets	334,995,575	337,145,506
Total assets	$614,666,778	$648,589,604

Accounts payable-trade	$169,243,349	$173,413,169
Other current liabilities	49,655,185	72,258,306
Revolving credit facility	69,000,000	89,000,000
Other long-term liabilities	81,326,670	61,433,950
Total stockholders' equity	245,441,574	252,484,179
Total liabilities and stockholders' equity	$614,666,778	$648,589,604

Cash Flow Data (Unaudited)

	Six Months Ended June 30,
	2013	2014
Net cash provided by (used in) operating activities	$2,910,004	$(4,188,086)
Net cash used in investing activities	(17,381,833)	(8,429,758)
Net cash provided by financing activities	11,507,540	17,309,399
Effect of exchange rate changes on cash and cash equivalents	(90,254)	66,614
Increase (decrease) in cash and cash equivalents	(3,054,543)	4,758,169
Cash and cash equivalents, beginning of period	17,218,899	18,606,030
Cash and cash equivalents, end of period	$14,164,356	$23,364,199

Reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flows, Non-GAAP Diluted EPS and Non-GAAP Adjusted SG&A

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

Operating income	$5,830,412	$3,396,893	$1,994,097	$4,934,267
Depreciation and amortization	2,648,396	4,373,798	5,114,063	8,544,514
Stock-based compensation expense	1,080,913	1,252,457	2,054,106	2,648,731
Change in fair value of contingent consideration	(1,649,389)	521,669	(1,040,557)	(173,508)
Payments to former owner of Productions Graphics, net of cash recovered	(2,521,635)	-	3,787,025	-
Legal fees in connection with patent infringement defense	506,880	-	752,220	-
Restatement-related professional fees	-	-	-	2,093,104
Non-GAAP Adjusted EBITDA	$5,895,577	$9,544,817	$12,660,954	$18,047,108

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

Net cash provided by (used in) operating activities	$3,752,643	$4,220,257	$2,910,004	$(4,188,086)
Excess tax benefit from exercise of stock awards *	115,291	-	1,066,357	-
Cash paid for settlement for preference claim	-	-	900,000	-
Net short-term advances on International receivables **	-	2,195,909	-	2,195,909
Non-GAAP Adjusted Operating Cash Flows	$3,867,934	$6,416,166	$4,876,361	$(1,992,177)

* Represents a U.S. tax deduction in an amount equal to the excess of the market price of the stock on the date of exercise over exercise price.

** US GAAP requires classification in financing activities despite inclusion in working capital on the balance sheet.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Net income	$3,675,521	$1,605,372	$874,247	$1,894,779
Change in fair value of contingent consideration, net of tax	(1,202,166)	593,216	(557,146)	56,419
Payments to former owner of Productions Graphics, net of cash recovered, net of tax	(1,746,673)	-	2,422,383	-
Legal fees in connection with patent infringement defense, net of tax	329,573	-	489,093	-
Restatement-related professional fees, net of tax	-	-	-	1,266,328
Adjusted net income	$1,056,255	$2,198,588	$3,228,577	$3,217,526

Weighted average shares outstanding, diluted	51,965,539	53,199,279	52,046,000	52,766,406

Non-GAAP Diluted EPS	$0.02	$0.04	$0.06	$0.06

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Selling, general and administrative expenses	$41,347,183	$50,634,671	$88,458,800	$100,206,152
Restatement-related professional fees	-	-	-	(2,093,104)
Legal fees in connection with patent infringement defense	(506,880)	-	(752,220)	-
Payments to former owner of Productions Graphics, net of cash recovered	2,521,635	-	(3,787,025)	-
Non-GAAP Adjusted SG&A	$43,361,938	$50,634,671	$83,919,555	$98,113,048